UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2010

OPTELECOM-NKF, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-8828	52-1010850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, Maryland 20874

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:  (301) 444-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 —  Securities and Trading Markets

Item 3.01.                  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 17, 2010, Optelecom-NKF, Inc. (the “Company”) received notice from the Nasdaq Stock Market (“Nasdaq”) that the Company’s application to transfer its common stock listing from The Nasdaq Global Market to The Nasdaq Capital Market was approved.  The transfer was effective with the opening of business on June 21, 2010.  The transfer to The Nasdaq Capital Market does not effect the Company’s ticker symbol, which will remain “OPTC.”

The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market.  Effective with the transfer of the Company’s common stock to The Nasdaq Capital Market, the Company became subject to the continued listing requirements of The Nasdaq Capital Market instead of those of The Nasdaq Global Market.  The Company currently complies with all of the listing requirements of The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.

By:	/s/ David Patterson
David Patterson
Chief Executive Officer

Date: November 15, 2010